UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 19, 2026

AIB Data Centers Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-43194	39-2631241
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1540 Broadway, Ste 1010, New York, New York	10036
(Address of principal executive offices)	(Zip Code)

(646) 493-2993
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	AIB	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

On August 14, 2026, Eyal Rozen resigned from his position as Chief Operating Officer of AIB Data Centers Inc. (the “Company”), effective immediately.

In connection with Mr. Rozen’s departure, the Company and Mr. Rozen entered into a Separation Agreement and General Release (the “Separation Agreement”), dated as of August 13, 2026 and executed on August 19, 2026, which will become effective on August 27, 2026, and is subject to a seven-day revocation period.

Pursuant to the Separation Agreement, Mr. Rozen will be entitled to receive: (i) his base salary through the termination date; (ii) reimbursement of unreimbursed business expenses incurred per existing Company policies; and (iii) three months of salary continuation at his current annual base salary rate, payable in accordance with the Company’s regular payroll schedule, beginning on the first regularly scheduled payroll date processed after the effective date of the Separation Agreement. In addition, the Company will reimburse Mr. Rozen for the full monthly health insurance premium for himself and his spouse under COBRA, until the earlier of December 31, 2026 or such time as Mr. Rozen becomes eligible for benefit coverage through another employer.

The foregoing separation payments and benefits are conditioned upon Mr. Rozen’s non-revocation of a general release of claims against the Company and his continued compliance with certain restrictive covenant obligations, including non-disparagement, non-competition, non-solicitation, and confidentiality obligations as set forth in the Separation Agreement. The non-competition and non-solicitation obligations apply during the three-month severance period.

The Separation Agreement is governed by the laws of the State of New York.

The foregoing description of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 — Financial Statements and Exhibits.

(d) Exhibits

Exhibit 10.1	Separation Agreement and General Release, dated as of August 13, 2026, by and between AIB Data Centers Inc. and Eyal Rozen

Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 21, 2026	AIB Data Centers Inc.

/s/ Jerry Tang
	Name:	Jerry Tang
	Title:	Chief Executive Officer

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